UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2017

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Approval of the Change of Control and Severance Plan

On August 21, 2017, the compensation committee of our board of directors approved a Change of Control and Severance Plan (the “Severance Plan”) under which our named executive officers, other executive officers, and certain other designated employees are eligible to receive severance benefits.

Under the Severance Plan, if any named executive officer’s employment is terminated outside of the period beginning three months before a change of control (as defined in the Severance Plan) and ending 12 months after a change of control (such period, the “Change of Control Period”) for a reason other than cause or the named executive officer’s death or disability (as such terms are defined in the Severance Plan), then, subject to the Severance Conditions (as defined below), the named executive officer will be entitled to receive the following severance benefits:

•	Continued payments (less applicable withholdings) totaling 75% of the named executive officer’s annual base salary in effect as of the date of termination in equal installments over a period of nine months (or, in the case of Stephen Christopher Linthwaite, our President and CEO, 200% of his annual base salary paid in equal installments over a period of 24 months) following his termination.

•	Reimbursement of costs of continued health coverage for the named executive officer, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 9 months (or, in Mr. Linthwaite’s case, 12 months) following termination.

•	Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the named executive officer’s termination (or if no such policy is in effect, as determined by us).

Under the Severance Plan, if any named executive officer’s employment is terminated within the Change of Control Period either (i) by us for a reason other than cause or the named executive officer’s death or disability or (ii) by the named executive officer for good reason (as defined in the named executive officer’s participation agreement under the Severance Plan), then, subject to the Severance Conditions, the named executive officer will be entitled to receive the following severance benefits:

•	A lump-sum payment (less applicable withholdings) totaling 150% (or, in Mr. Linthwaite’s case, 200%) of the sum of (x) his or her annual base salary (as in effect immediately before termination or immediately before the change of control, whichever is higher) plus (y) the greater of (A) his or her annual target bonus (as in effect immediately before termination or immediately before the change of control, whichever is higher) or (B) the average of the annual bonuses actually paid to him or her for the three fiscal years preceding the year in which his or her termination occurs.

•	Reimbursement of costs of continued health coverage for the named executive officer, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 18 months (or, in Mr. Linthwaite’s case, 24 months) following termination.

•	100% vesting acceleration of his or her then-outstanding and unvested equity awards, provided that, if an equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless otherwise provided in the applicable equity award agreement, 100% of such equity award will vest assuming the applicable performance criteria had been achieved at target levels for the relevant performance period(s).

•	Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the named executive officer’s termination (or if no such policy is in effect, as determined by us), except that such outplacement services will be in no case less than the outplacement services provided under any applicable policy of ours that is in effect immediately prior to the applicable change of control.

Upon execution of participation agreements, the Severance Plan will supersede the severance benefits provided to named executive officers under the Company’s existing forms of amended and restated employment and severance agreement. To receive the Severance Plan benefits, the named executive officer would also be required sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to us within the period set forth in the Severance Plan and be in compliance with any confidentiality, proprietary information and inventions assignment agreement and any other appropriate agreement between the named executive officer and us (together, the “Severance Conditions”).

If any of the severance and other benefits provided for in the Severance Plan or otherwise payable to a named executive officer (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the 280G Payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to such named executive officer. The Severance Plan does not require us to provide any tax gross-up payment to any named executive officer participating in the Severance Plan.

The Severance Plan allows for participants who are not named executive officers that are designated for participation by our compensation committee. These participants are eligible to receive benefits at or below the benefits described above for named executive officers.

Subject to earlier termination in accordance with the terms and conditions of the Severance Plan, the Severance Plan will automatically terminate 3 years following its adoption by the Compensation Committee, but if a change of control occurs, the expiration date of the Severance Plan will be extended automatically through the date 12 months following a change of control.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the form of the Severance Plan, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fluidigm Corporation Change of Control and Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: August 23, 2017	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, Legal Affairs, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fluidigm Corporation Change of Control and Severance Plan